EXHIBIT 10.2

TRANSFER AGREEMENT

This Transfer Agreement (this “Agreement”) is made and entered into effective as of April 28, 2011 by and between Heller Financial, Inc., a Delaware corporation (“Assignor”), and JUHL WIND, INC., a Delaware corporation (“Assignee”).

WHEREAS Assignor is a party to that certain Amended and Restated Limited Liability Company Agreement of Woodstock Hills LLC, a Delaware limited liability company (the “Company”), dated July 19, 1999, as amended from time to time (the “LLC Agreement”); and

WHEREAS pursuant to that certain Sale Agreement dated April 28, 2011 (the “Sale Agreement”) by and between Assignor and Assignee, Assignor has agreed to sell and transfer to Assignee all of Assignor’s right, title, and interest in and to its Interest (as defined in the Sale Agreement) in the Company.

NOW THEREFORE in consideration of the promises and the respective undertakings of the parties hereto hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Assignment of the Interest.  Pursuant to the terms of the Sale Agreement, Assignor does hereby sell and transfer on an “as-is” basis, to Assignee all of Assignor’s right, title, and interest in and to the Interest.  Assignor does hereby withdraw as a Member (as defined in the LLC Agreement) of the Company and shall retain no further rights other than the Seller-Retained Rights (as defined in the Sale Agreement).

2.           Assumption of the Interest.  Assignee hereby accepts the assignment to it set forth in Section 1 above, hereby assumes all of the obligations of Assignor relating to the Interest and hereby agrees to be bound by the terms, covenants and obligations of the LLC Agreement.

3.           Further Documents. The parties hereto agree to execute such further documents and take such actions as may be reasonably required to further evidence, confirm and effectuate the transfer of ownership of the Interest.

4.           Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

5.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

6.           Counterparts; Facsimile Signatures.  This Agreement may be executed in more than one counterpart, including by facsimile signature, each of which shall be deemed an original, but all of which collectively will constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of and on the date first written above.

ASSIGNEE:

JUHL WIND, INC.

By	/s/ John Mitola
Name: John Mitola
Title: President

ASSIGNOR:

Heller Financial, Inc.

By	/s/Jerry Polacek
Name: Jerry Polacek
Title: Vice President